UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY

STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Mr. Cooper Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

2024 Annual Meeting Investor Engagement

This presentation contains summarized information concerning Mr. Cooper Group Inc. (“Mr. Cooper” or the “Company”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this presentation is complete. For additional financial, statistical and business-related information, as well as information regarding business and segment trends, see the Company’s most recent Annual Report on Form 10-K (“Form 10-K”) and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), as well other reports filed with the SEC from time to time. Such reports are or will be available in the Investors section of the Company’s website (www.mrcoopergroup.com) and the SEC’s website (www.sec.gov). Forward Looking Statements. This presentation contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical or current fact included in this presentation that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in documents Mr. Cooper has filed or will file from time to time with the SEC. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Mr. Cooper believes there is a reasonable basis for them. However, the events, results or trends identified in these forward-looking statements may not occur or be achieved. Forward-looking statements speak only as of the date they are made, and Mr. Cooper is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports that Mr. Cooper has filed or will file from time to time with the SEC. Important information

MR. COOPER AT A GLANCE

With an unmatched focus on customer experience, a thriving workforce, and conservative balance sheet management, Mr. Cooper acts as a champion for the American homeowner

"We exist to keep the dream of homeownership alive"

5.1 MILLION CUSTOMERS | $1.1 TN SERVICING PORTFOLIO | $12.8 BN FUNDED VOLUME

over the last twelve months (LTM)

Great Place To Work. Certified — **GPTW Certified** **5th** year in a row with near 90% approval rate

Largest Servicer
Proforma #2 Subservicer

Top 30 Originator
Top 30 Direct Lender
Top 15 Correspondent Lender

Rushmore Servicing — High-touch special servicer

SAGENT — Leading the industry to cloud-native servicing platform technology

4 out of 5 stars customer service rating on Trustpilot

STAR™ — **Fannie Mae STAR performer** for over ten straight years (2012 – 2023)

Freddie Mac SHARP award winner for customer service and superior portfolio performance

FORTUNE — Recognized by Fortune as **Best Workplaces in Financial Services & Insurance**

Above-average servicer rating from Moody's, Fitch, and S&P

Google Cloud Customer Award Winner — **Google Customer Award Winner** for our proprietary document reading technology

HW — **HousingWire Tech100** award winner for third consecutive year (2022-2024)

3 | *Note: Customer, Servicing portfolio, and funded volume as of March 31, 2024. Servicer and Originations rankings based on Inside Mortgage Finance as of 4Q'23.*

Mr. CooperGroup®

PERFORMANCE EXCEEDING THE MARKET

Under our CEO's leadership, Mr. Cooper has significantly outperformed peers as a result of thoughtful strategic decisions and execution



TOTAL SHAREHOLDER RETURNS SINCE JULY 2018[1]
350%
300%
250%
200%
150%
100%
50%
0%
-50%
-100%
7/31/18:
Jay Bray assumed CEO role
1/3/19:
Announced $48 billion servicing transaction
2/5/19:
Acquired Pacific Union Financial
3/31/22:
Completed agreement with Sagent to create the mortgage industry's first cloud-native servicing platform
8/1/23:
Completed acquisition of Home Point Capital, Roosevelt Management Company and Rushmore Servicing
+299%
+49%
+37%
+18%
Jul-2018
Dec-2018
May-2019
Oct-2019
Mar-2020
Aug-2020
Jan-2021
Jun-2021
Nov-2021
Apr-2022
Sep-2022
Feb-2023
Jul-2023
Dec-2023
Mr. Cooper
Executive Compensation Peers[2]
S&P 1500 Financials
S&P 600

[1] TSR measured from 7/31/18 to 12/31/23; start date reflects when CEO Jay Bray assumed CEO role of company created by the acquisition of Nationstar by WMIH Corp. Source: S&P Capital IQ as of 4/26/24.
[2] Executive Compensation Peers index includes peers disclosed in 2024 proxy that remain publicly traded: LDI, PFSI, RKT, RDN, UWMC, ZG, NLY, RITM, OMF, SOFI, and WD. Index weighted by market cap.

4 |

Mr. CooperGroup®

ensuring SENIOR Leadership continuity as we execute our strategy As part of a broader plan to secure continuity of leadership and facilitate an orderly transition for our retiring President, in October 2023, we entered into employment agreements with both our CEO and President to facilitate CEO retention and orderly transition of our retiring President and in January 2024, we bolstered our team with a financial services and mortgage industry veteran Mr. Marshall announced his intention to retire by year-end 2024; he has been instrumental in overseeing operations and implementing process improvements resulting in higher profitability and enhanced customer experience To support a smooth and orderly transition of his role and responsibilities, we’ve secured his employment as Vice Chairman through the end of 2024 Under his employment agreement, Mr. Marshall’s total target direct compensation remains the same, but the mix of cash and equity, and form of equity, has changed, with a higher emphasis on incentive cash and time-based restricted stock units, to reflect his role and to incentivize him to remain through the transition to his successor Mr. Bray is a demonstrated leader whose strategic vision and deep knowledge of our business and industry make him uniquely qualified to unlock the next phase of growth for the Company Since Mr. Bray became CEO of Mr. Cooper’s predecessor company in 2012, he has delivered exceptional results, executed on several strategic initiatives and grown our servicing portfolio The employment agreement and a one-time equity award incentivizes Mr. Bray to continue to serve during this important time while creating long-term value for our shareholders Chris Marshall, Vice Chairman & Former President Jay Bray, Chairman & CEO Mr. Weinbach has more than 25 years of extensive financial services and mortgage industry experience in addition to senior leadership experience, having served as the CEO of Consumer Lending and as a member of the firm's Operating Committee at Wells Fargo Previously, Mr. Weinbach served as CEO of Chase Home Lending at JP Morgan Chase, where he also held leadership roles in various departments within the Company Mr. Weinbach is responsible for leading the company’s operations, including Originations, Servicing and Technology Mike Weinbach, President Joined January 2024

PERFORMANCE-ORIENTED EQUITY AWARD TO OUR CEO

As part of his employment agreement, in October 2023, we granted a majority performance-based one-time equity award to Mr. Bray to encourage him to remain with Mr. Cooper and unlock our next phase of growth

Value-Driver Equity Award – Total $15M (Annualized Value of $3M)			
PSUs – $9M *(60%)*	**Tangible Book Value** *(50%)*	• 50% measured over 3-years • 50% measured over 5-years	Rigorous targets and outperformance required to earn PSUs • Threshold, target and max hurdles each set significantly higher than respective hurdle in annual LTI plan • Annualized Tangible Book Value growth target of14%; the target goal would represent an increase in Tangible Book Value of nearly $4.0 billion • Above median relative TSR is required for the target number of rTSR PSUs to vest
	rTSR vs. Commercial & Residential Mortgage Finance Peers *(50%)*		
	TSR must be positive as of the 3- and 5-year measurement periods for any PSUs of each duration to be earned		
RSUs – $6M *(40%)*	Vest over 5 years, with 50% vesting at 3 years and 50% 5 years after the date of grant		

Mr. Bray's total target direct compensation – including the annualized value of the value driver equity award – is below the 75th percentile of our peer group

Award Structure Aligned to Shareholder Interests:

- ✓ Requires significant value creation with a strong retention element
- ✓ Majority performance-based with targets linked to the company's long-term business strategy and enterprise value
- ✓ Long vesting periods; limited termination-related vesting
- ✓ Requires continued service as CEO or Chair to receive compensation
- ✓ Board's consideration of the annualized value of the award
- ✓ **The Board is committed to not granting Mr. Bray any future one- time awards during the five-year term of his award**

Stockholders expressed support for the Board's actions to incentivize and retain Mr. Bray, including the use of the performance-based equity award during recent engagements

Note: Please refer to the Mr. Cooper Group 4Q'23 10-K as-filed with the SEC for more information.

6 |

Mr. CooperGroup®

OUR COMPENSATION PROGRAM ALIGNS PAY WITH PERFORMANCE Our compensation program is focused on long-term objectives to ensure management pay is aligned with the interests our stockholders Element Vehicle 2023 Metrics & Key Characteristics Salary Cash Fixed compensation Executive Management Incentive Plan (EMIP) Cash Metrics differ based on role and include: Financial Objectives (70%): Adjusted EBT Xome Adjusted EBT Core functional expense Strategic Objectives (30%): Employee engagement Customer experience/loyalty Long-term strategy Compliance Governance Long-Term Incentive Plan (LTIP) PSUs Tangible Book Value (50%) Relative TSR measured against S&P Composite 1500 Financials index (50%) 3-year cliff vesting RSUs 3-year ratable vesting New 2023 PSU program design reflects shareholder feedback: eliminated 1-year vesting period and added two evenly weighted performance metrics (Tangible Book Value and Relative TSR)

Mr. Bray’s target annual incentive is aligned to the industry and size appropriate peer group developed by Mr. Cooper Ceo target annual incentive aligned to the market Overview of the 2023 Peer Group Mr. Cooper’s 2023 peer group consists of companies appropriately aligned to its market cap, assets, and business It is comprised of Mortgage industry-related peers, FinTech organizations, Mortgage REITs, and Banks and Specialty Finance companies, all of which are in businesses similar to ours and/or are direct competitors for business and talent Market Cap ($M) Annual Incentive Target (% of Base Salary) Annual Incentive Target ($ Value) Mr. Cooper $5,292 250% $2,500,000 Mr. Cooper Peer Co. Median $4,743 235% $2,350,000 CEO Target Alignment to Peer Group CEO’s target annual incentive (as a % of base salary) is in line with peer median CEO’s target annual incentive ($ value) is in line with peer median Note: Information based on Company public filings. Peer Co. median does not include Mr. Cooper.

QUALIFIED AND DIVERSE BOARD

We maintain a highly engaged and independent Board with diverse backgrounds



Jay Bray
Chair & CEO, Mr. Cooper Group

30+ years of experience in the mortgage servicing and originations industry; played a critical role in leading the servicing market shift to non-banks following the financial crisis



Michael Malone
(Independent Lead Director)

Former Managing Director, Fortress Investment Group

Extensive executive experience in financial services, including investment banking in relevant industries, and real estate



Busy Burr
Former Interim CEO, Rite Aid

C-level leader with experience across industries and depth in business development, branding, innovation, digital technology, and communications



Roy Guthrie
Former CFO, Discover Financial Services

Expertise in financial services and extensive experience as an executive officer and director of public companies



Daniela Jorge
SVP & Chief Design Officer, Capital One

Consumer technology executive with experience leading product design at recognizable Fin-tech brands and expertise at deepening the customer experience through emerging technologies



Shveta Mujumdar
SVP, Corporate Development, Intuit

Software executive with extensive strategy, mergers & acquisitions, operational experience and experience in driving a customer obsessed product innovation-oriented culture



Tagar Olson
Founder, Integrum Holdings LP, and Former Partner, KKR

Extensive experience in corporate financings, mergers & acquisitions, investments and strategic transactions; has relationships in the investment banking and private equity industries



Steve Scheiwe
President, Ontrac Advisors

Broad experience serving as a board member of public and private companies, mergers & acquisitions, financing and legal acumen, and high level of financial literacy

Key Statistics


88% Independent
38% Gender Diverse
25% Ethnically Diverse

Board Tenure

Average Tenure: 6.25 Years


2
5
1
1 - 4 years
5 - 9 years
10+ years

9 |

Mr. Cooper Group

Questions?